Exhibit 99.2

IN RE BIG LOTS, INC. SHAREHOLDER LITIGATION	Case No. 2:12-cv-00445-MHW-KAJ

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

TO:	ANY AND ALL PERSONS AND ENTITIES WHO HELD COMMON STOCK OF BIG LOTS, INC. (“BIG LOTS” OR THE “COMPANY”) AS OF THE DATE OF THIS NOTICE (“CURRENT BIG LOTS STOCKHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE STOCKHOLDER DERIVATIVE LITIGATION REFERRED TO IN THE CAPTION (THE “ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (DEFINED HEREIN).
IF YOU CURRENTLY HOLD THE STOCK OF BIG LOTS FOR THE BENEFIT OF ANOTHER AS OF THE DATE OF THIS NOTICE, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
PLEASE NOTE THAT THERE IS NO CLAIMS PROCESS AND NO CURRENT BIG LOTS STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT DESCRIBED BELOW.

I.	PURPOSE OF NOTICE
Pursuant to an Order of the United States District Court for the Southern District of Ohio, Eastern Division (the “Court”) dated April 6, 2018 (the “Preliminary Approval Order”), and further pursuant to the requirements of the Federal Rules of Civil Procedure, including Rule 23.1 in respect of notice to Current Big Lots Stockholders, this Notice is to inform you of (i)  the proposed settlement (the “Settlement”) of the Action as provided for in the Stipulation and Agreement of Settlement between the Parties to the Action dated December 14, 2017 (the “Stipulation”), and (iii) your right to participate in a hearing to be held on July 26, 2018 at 10:00 a.m., before the Court at 85 Marconi Boulevard, Columbus, Ohio 43215 (the “Settlement Hearing”) to determine whether the Court should (i)  approve the Settlement as fair, reasonable, adequate, and in the best interests of Big Lots and its stockholders, and (ii) consider a request for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel.
This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.
If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter its final judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation, which will release the claims asserted in the Action. The Court has the right to adjourn the Settlement Hearing without further notice. The Court also has the right to approve the Settlement with or without modifications, and to enter its final judgment dismissing the Action on the merits and with prejudice and to order the payment of attorneys’ fees and expenses without further notice. The Court expressly reserves the right to approve the settlement with such modification(s) as may be consented to by the Parties or without modification and with or without further notice of any kind.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. THIS NOTICE IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.

II.	BACKGROUND OF THE LITIGATION
The Consolidated Action
Between May 21, 2012, and July 2, 2012, Big Lots stockholders Louisiana Municipal Police Employees’ Retirement System (“LAMPERS”), City of Atlanta Firefighters’ Pension Fund (“Atlanta Firefighters”) and Lorene Lamb (“Lamb,” and together with LAMPERS and Atlanta Firefighters, the “Consolidated Plaintiffs”) commenced stockholder derivative actions on behalf of Big Lots in the Court seeking redress for alleged breaches of fiduciary duty, unjust enrichment, and other violations of law by certain of the certain current and former officers and directors of the Company, namely, defendants Jeffrey Paul Berger, Steven S. Fishman, David T. Kollat, Brenda J. Lauderback, Philip E. Mallot, Russell Solt, and Dennis B. Tishkoff (the “Director Defendants”), Joe R. Cooper, Charles W. Haubiel II, Timothy A. Johnson, Robert Craig Claxton, John Charles Martin, Norman J. Rankin, Paul Alan Schroeder, Robert Samuel Segal, and Steven Ray Smart (the “Brosz Defendants,” and, together with the Director Defendants, the “Individual Defendants”), in connection with an alleged insider selling scheme perpetrated by these individuals at the expense of the Company and its stockholders. Each of these actions alleged that pre-suit demand on the Board of Directors of Big Lots (the “Board”) was futile, and, by Order dated August 10, 2012, were consolidated (the “Consolidated Action”).
The Consolidated Plaintiffs filed their Consolidated Verified Shareholder Derivative Complaint (the “Consolidated Complaint”) on behalf of Big Lots on August 13, 2012. In addition to the claims pled in the initial complaints, the Consolidated Complaint added a claim for corporate waste against the Director Defendants in connection with the Company’s repurchase of $99 million worth of Big Lots common stock during the first quarter of fiscal 2012 pursuant to a share repurchase program approved by the Board in 2011. The Defendants moved to dismiss the Consolidated Complaint pursuant to Rules 12(b)(6) and 23.1 of the Federal Rules of Civil Procedure, which the Consolidated Plaintiffs opposed.
On April 14, 2015, the Court issued an Opinion and Order holding that the “[Consolidated] Plaintiffs have satisfied Ohio’s requirements for demonstrating [demand] futility and have done so with the particularity required by Rule 23.1,” but dismissed all claims, holding, inter alia, that insider trading does not give rise to a derivative claim under Ohio law and dismissed the Consolidated Plaintiffs’ insider selling claims with prejudice. Although the Court dismissed the Consolidated Plaintiffs’ corporate waste claim, the Court permitted the Consolidated Plaintiffs to move for leave to amend the Consolidated Complaint with respect to that claim.
On August 3, 2015, the Court entered an Opinion and Order granting the Consolidated Plaintiffs’ motion for leave to amend and deemed filed Plaintiffs’ Verified Consolidated Amended Shareholder Derivative Complaint (the “Amended Complaint”). In so holding, the Court found that the Amended Complaint adequately pled a claim for corporate waste against the Director Defendants. On September 30, 2015, Defendants answered the Amended Complaint.
Thereafter, the Consolidated Plaintiffs, Big Lots and the Director Defendants engaged in extensive discovery, including party and third-party document productions, totaling nearly a million pages of documents, and participated in numerous meet and confer sessions.
During the Spring of 2016, the Consolidated Plaintiffs, Big Lots and the Director Defendants agreed to participate in mediation. On May 9, 2016, Lead Counsel and counsel for the Director

Defendants and Big Lots attended an in-person mediation in New York, NY before Robert A. Meyer, Esq. (the “Mediator”). In advance of that mediation session, Lead Counsel submitted a settlement demand to counsel for the Company and counsel for the Director Defendants, and Lead Counsel and the Director Defendants submitted and exchanged detailed mediation statements and exhibits, which addressed the issues of liability, causation and damages. The mediation session ended without any settlement agreement being reached.
Thereafter, the Consolidated Plaintiffs, Director Defendants and the Company engaged in further discovery of the merits of the case, as well as further settlement discussions.
The Brosz Action
On January 28, 2013, Big Lots stockholder Alan Brosz (“Brosz”) issued a pre-suit demand (the “Demand”) to the Board under Ohio law. The Demand alleged that current and former directors and officers of Big Lots had committed breaches of fiduciary duty and other violations of law and demanded that the Board investigate and take action against those individuals.
On September 9, 2013, counsel for Brosz received correspondence from counsel for the “Special Demand Committee” that had been appointed by the Board in response to the Demand, which notified Brosz that the Board would not pursue the allegations asserted in the Demand because the Special Demand Committee had determined that the individuals named in the Demand did not breach their fiduciary duties or otherwise violate applicable law.
Brosz subsequently filed a Verified Shareholder Derivative Complaint (the “Initial Brosz Complaint”) on behalf of the Company in this Court on October 18, 2013, which alleged that the refusal of the Demand was wrongful and which asserted claims for breach of fiduciary duty, unjust enrichment, gross mismanagement, and corporate waste against the Individual Defendants. The Defendants moved to dismiss the Initial Brosz Complaint on December 18, 2013, arguing that the refusal of the Demand was proper and that Brosz had not adequately stated claims for relief. Brosz opposed the motion to dismiss in all respects, and briefing in connection with the motion to dismiss was completed by January 30, 2014.
The Court granted the Defendants’ motion to dismiss the Initial Brosz Complaint on April 14, 2015, concluding that Brosz had not sufficiently alleged that the Demand was wrongfully refused and that Brosz failed to adequately state claims for relief on behalf of the Company. The Court granted Brosz leave to file an amended complaint, however, with respect to allegations of wrongful refusal of the Demand and the claim for corporate waste. All other claims were dismissed with prejudice.
On May 8, 2015, pursuant to Ohio Rev. Code § 1701.37, Brosz issued an inspection request (the “Inspection Request”) to the Company. In the Inspection Request, Brosz demanded, inter alia, the production of all books and records created by, distributed to, or reviewed by, the Board, the Special Demand Committee or any other committees or subcommittees in connection with their respective evaluations of the allegations set forth in the Demand, and any written communications and findings of the Board and Special Demand Committee regarding the evaluation of the allegations contained in the Demand, and/or rejection of all of the allegations contained in the Demand. On July 2, 2015, in response to the Inspection Request, the Company produced 154 pages of non-public documents to counsel for Brosz.
On August 17, 2015, Brosz filed an Amended Verified Shareholder Derivative Complaint (the “Amended Brosz Complaint”), which alleged that the refusal of the Demand was wrongful based on the non-public documents obtained from Big Lots via the Inspection Request, and which asserted an amended claim for corporate waste against the Individual Defendants. The Defendants filed a motion to dismiss the Amended Brosz Complaint on September 30, 2015, again arguing that the refusal of the Demand was proper. The Defendants additionally argued that the Amended Brosz Complaint should be dismissed in light of the earlier-filed Consolidated Action, or in the alternative that the Brosz Action should be consolidated with the Consolidated Action since the cases shared common issues of law and fact.
The Big Lots Special Litigation Committee
On August 1, 2016, after it was clear the mediation would not result in a settlement, the Board, pursuant to Ohio Rev. Code § 1701.59, formed a Special Litigation Committee (“SLC”) to evaluate the Consolidated Action’s and Brosz Action’s derivative claims. The Board delegated to the SLC, inter alia, the power and authority to: (i) investigate the allegations in the Action; (ii) to determine, in its sole discretion, whether it was in the Company’s best interest to assert the claims in the Action; and, (iii) to take such steps on behalf of the Company that it deems necessary or appropriate with respect to the Action and the allegations therein, including prosecuting the claims asserted in the Action, settling such claims, or seeking the dismissal of such claims, and to determine whether further litigation was in the best interests of the Company.
Thereafter, on October 20, 2016, Big Lots filed motions to stay in each of the Consolidated Action and Brosz Action in order to afford the SLC sufficient time to investigate and evaluate the derivative claims. Plaintiffs opposed the stay motion filed in each of their actions, and briefing in connection with the stay motions was completed on December 1, 2016. On December 15, 2016, the Court granted the stay motions and ordered a temporary stay to remain in place until March 15, 2017.
On December 29, 2016, the Court issued an Order denying the Defendants’ motion to dismiss the Amended Brosz Complaint. Therein, the Court concluded that Brosz had sufficiently alleged that there was reason to doubt the Board’s business judgment in rejecting the Demand. Further, the Court ordered that the Brosz Action be consolidated with the Consolidated Action.
The SLC consisted of three directors, all of whom joined the Board after the events they were charged with investigating. The SLC’s investigation, conducted with the assistance of counsel independent of the Company, included the review of the same document databases available to Plaintiffs’ Counsel, interviews of fifteen witnesses, and consultation with an expert on securities and corporate governance law and practice. At the conclusion of its investigation, the SLC prepared a 140-page report (the “SLC Report”) which concluded that the corporate waste claim was without merit and that it was in the best interests of the Company that the Action be dismissed. On April 12, 2017, Big Lots, by and through the SLC, filed a motion seeking to file the SLC Report under seal. On April 21, 2017, the Court allowed the SLC Report to be filed under seal and the SLC distributed the SLC Report and its appendices to all parties. In its April 21, 2017 Order, the Court directed the parties to meet and confer regarding what discovery was still outstanding, what discovery was needed based on the SLC Report, and a proposed case schedule moving forward. The Court also directed the parties to file a joint status report with the result of those discussions. The parties submitted the joint status report on May 1, 2017. According to the status report, despite discussions on two separate occasions, the parties were unable to agree on whether merits discovery should proceed pending the SLC’s anticipated motion to dismiss or how discovery related to the SLC Report should move forward. Accordingly, the parties submitted two vastly different proposed schedules.
Following briefing on both the scope of SLC discovery and whether merits discovery should proceed simultaneously therewith, on May 19, 2017, the Court found that merits discovery should proceed, as well as complete discovery on the SLC’s motion to dismiss (the “SLC Motion to

Dismiss”), which was filed under seal on May 18, 2017 and entered a schedule governing further proceedings. The Defendants appealed the portion of the decision that allowed merits discovery, and, in the alternative, requested that the District Court certify to the Ohio Supreme Court the question of whether Ohio law requires a stay of all merits proceedings when an SLC has filed a motion to dismiss. In addition, several Ohio corporations and a law professor sought leave to file a brief as amici curiae. In an Opinion and Order dated June 6, 2017, the Court overruled the objection to the discovery order, denied the motion to certify the question to the Ohio Supreme Court, and denied leave to file a brief as amici curiae.
In accordance with the May 19, 2017 decision, Plaintiffs reconvened merits discovery and commenced discovery on the SLC Motion to Dismiss. On May 30, 2017, the Plaintiffs served document requests on the SLC and Big Lots regarding the SLC’s investigation and SLC Report, and the SLC identified the documents it reviewed and/or cited in the SLC Report that it would not produce. On June 1, 2017, Big Lots produced nearly 1,000,000 pages of documents in response to the Plaintiffs’ May 30, 2017 document requests. On June 12, 2017, Big Lots and the SLC served responses to the document requests, and the SLC produced, approximately, an additional 17,000 pages of documents.
Upon review of the production made by Big Lots, the Plaintiffs identified documents which they believed should have been produced by the Company much earlier in the litigation. On June 13, 2017, Lead Counsel contacted counsel for Defendants and counsel for the SLC about this issue and a meet and confer was scheduled for the following day. On June 14, 2017, Lead Counsel met and conferred with counsel for the Individual Defendants, Big Lots and the SLC, but Defendants did not agree that the documents should have been produced earlier in the litigation and the parties were unable to reach a resolution at that time. Accordingly, the Plaintiffs sought a discovery conference with the Court to address this issue and request an extension of the deadlines set forth in the then-current discovery order. On June 15, 2017, the Court held a telephonic conference and heard argument from the parties and, later that day, entered an order extending certain discovery deadlines.
On July 7, 2017, the SLC produced (1) approximately 10,000 additional pages of documents in response to the Plaintiffs’ document request, and (2) privilege and redaction logs containing several hundred entries pertaining to documents and other information over which the SLC had asserted privilege on behalf of itself and the Company. Upon reviewing the privilege and redactions logs, Lead Counsel identified what they believed to be certain deficiencies and sought a meet and confer with counsel for the SLC to address these issues. On July 26, 2017, Lead Counsel and counsel for the SLC conducted a meet and confer. On August 2, 2017, Lead Counsel submitted a comprehensive email to counsel for the SLC memorializing the purported deficiencies in the SLC’s privilege and redaction log which were addressed at the meet and confer session. On August 9, 2017, Lead Counsel held a second meet and confer on this issue with counsel for the SLC. The following day, counsel for the SLC provided Lead Counsel with an updated privilege log identifying entries which were to be removed and the documents and information underlying those entries which the SLC would not produce.
While moving forward with discovery in connection with the SLC Motion to Dismiss, the Plaintiffs were engaged in a thorough review of the over 293,000 pages of documents which the SLC and Big Lots produced in early June. In addition, on July 21, 2017, the Plaintiffs issued a notice to depose the three (3) members of the SLC and an expert retained by the SLC in connection with its investigation, and on August 10, 2017, noticed the depositions of eleven (11) current and/or former employees of Big Lots, including each of the Director Defendants whose depositions were originally noticed by the Consolidated Plaintiffs on December 12, 2016, after Big Lots had requested a stay of discovery pending the SLC’s investigation.
Renewed Settlement Discussions and Negotiations
During the Summer of 2017, the Parties, including the SLC, recommenced settlement discussions with the assistance and oversight of the Mediator. In connection with those discussions, in early August 2017, the Plaintiffs submitted a revised settlement demand to counsel for the Individual Defendants, the SLC and the Company. Later that month, the Parties reached an agreement to attend a mediation before the Mediator to further explore a potential settlement.
Thereafter, throughout September and October, the Parties engaged in extensive arm’s-length negotiations, all of which were overseen and assisted by the Mediator. On October 25, 2017, the Mediator made a proposal on the monetary component of the Settlement consideration (set forth in Section IV below) which the Parties and the SLC accepted. On October 31, 2017, the Parties, including the SLC, finalized their negotiations and agreed upon the corporate governance reforms as part of the Settlement consideration (set forth in Section IV below). After these agreements were reached, the Mediator made a proposal on the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel for the benefits they achieved for Plaintiffs (set forth in Section X below), the Company and Big Lots’ stockholders in connection with the Settlement, which Plaintiffs accepted and Defendants and the SLC agreed not to object to.

III.	REASONS FOR THE SETTLEMENT
Plaintiffs believe that the claims asserted in this Action have merit and that there is evidence to support these claims. However, Plaintiffs recognize the risk, expense and length of continued proceedings necessary to prosecute the Action through trial and appeal. Plaintiffs have taken into account the uncertain outcome and risk of further litigation, especially in a complex litigation such as this Action, as well as the difficulties and delays inherent in such litigation, particularly delays and appeals, even assuming Plaintiffs defeat the SLC Motion to Dismiss and prevail at trial. Plaintiffs have also taken into account the possible defenses and the substantial benefits Big Lots and its stockholders will receive from the Settlement. Plaintiffs and their counsel have determined that the Settlement set forth in the Stipulation confers substantial benefits upon, and is fair, reasonable and adequate to, Big Lots, and that it is in their best interests to consummate the Settlement in accordance with the terms and conditions of the Stipulation. Plaintiffs’ Counsel base this conclusion upon, among other things, their extensive investigation during the development, prosecution and settlement of the Action, which included, inter alia: (i) inspecting, reviewing and analyzing the Company’s filings with the SEC; (ii) researching corporate governance issues; (iii) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; and (iv) reviewing and analyzing over one million pages of non-public documents produced by Defendants and the SLC in the Action.
Defendants are entering into the Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever.

IV.	THE SETTLEMENT
The Settlement achieves two types of relief for Big Lots and its stockholders: (1) a monetary payment to the Company; and (2) corporate governance reforms.

The Cash Settlement Payment
The Company’s insurance carriers will pay to the Company the sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) within fifteen (15) business days of the entry of the Preliminary Approval Order (the “Cash Settlement Payment”), or the provision to its insurance carriers of the necessary wire transfer information, including bank name and address, and account, ABA, routing, and federal tax identification numbers, the entire amount of which shall be placed in escrow by the Company upon receipt, and shall be held in (except to the extent such escrow funds may be used for payment of the Fee and Expense Award and Willis Defense Costs as set forth herein) escrow until the Settlement becomes effective. In the first instance, the Cash Settlement Payment (net of the Fee and Expense Award) shall be used by the Company to pay for costs associated with the defense and/or settlement of a pending securities class action involving the Company captioned Willis v. Big Lots, Inc., et al., No. 2:12-cv-00604-MHW-KAJ (S.D. Ohio) (the “Willis Class Action”). The Company may access the funds in escrow (net of the Fee and Expense Award) to pay such costs (the “Willis Defense Costs”) beginning on the date such Cash Settlement Payment is placed in escrow. In the event funds remain of the Cash Settlement Payment following final resolution of the Willis Class Action (including all appeals and/or required court approvals), the Company may use the remaining Cash Settlement Payment funds for general corporate purposes, however such funds will not under any circumstances revert back to the insurance carriers.
Corporate Governance Reforms
The Settlement also provides for reforms designed to improve the Company’s overall corporate governance and deter wrongdoing. In connection therewith, the Settlement provides for corporate governance reforms, such as revisions to the Company’s insider trading policy and the maintenance of Big Lots’ ability to recoup incentive-based compensation from Company employees who commit actionable wrongdoing pursuant to Big Lots’ compensation clawback policy. In addition to these reforms, the Settlement also provides for, among other things, improvements to Big Lots’ directorial and managerial training programs, mandatory director attendance at the Company’s annual meeting of stockholders, and the maintenance of an anonymous communication channel for Big Lots employees and other individuals to report suspected wrongdoing at the Company. In addition to the foregoing, the Defendants have acknowledged that Plaintiffs’ prosecution of the Action was a material consideration in connection with corporate governance reforms which have already been implemented by the Company, such as the adoption of a compensation clawback policy in March 2017 and reforms made to the Company’s corporate governance guidelines, insider trading policy and related-person transaction policy in 2016.

V.	SETTLEMENT HEARING
The Court has scheduled a Settlement Hearing which will be held on July 26, 2018 at 10:00 a.m. before the Court at 85 Marconi Boulevard, Columbus, Ohio 43215 (the “Settlement Hearing”) to:
a.determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of Big Lots and its stockholders;
b.    determine whether Judgment should be entered pursuant to the Stipulation;
c.    consider Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses; and
d.    rule on such other matters as the Court may deem appropriate.
The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including consideration of the application for an award of attorneys’ fees and expenses,

without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.
The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties and without further notice to Current Big Lots Stockholders.

VI.	RIGHT TO APPEAR AND OBJECT
Any person who owns shares of Big Lots common stock as of the date of this notice through the date of the Settlement Hearing may appear at the Settlement Hearing to show cause why the proposed Settlement should not be approved; why the Judgment should not be entered thereon; or why Plaintiffs’ Counsel application for an award of attorneys’ fees and expenses should not be granted; provided, however, that no such person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the Judgment to be entered approving the same, or the application for the Fee and Expense Award, unless such person has filed with the Clerk of the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215, and served (by hand, first-class mail or express service) on counsel at the addresses below, a written notice of objection that includes: (i) the objector’s name, address and telephone number (and if represented, that of his, her or its counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) proof that the objector owned shares of Big Lots common stock as of the date of this notice, and continues to hold such shares; (iii) a statement of the objections to any matters before the Court, the grounds for the objections or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; and (iv) if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing. Any such objection must be filed with the Court and received by the below-noted counsel by no later than twenty-one (21) calendar days prior to the Settlement Hearing.

Counsel for Consolidated Plaintiffs
David L. Wales, Esq.
Bernstein Litowitz Berger & Grossmann LLP
1251 Avenue of the Americas
New York, NY 10020

Robin Winchester, Esq.
Kessler Topaz Meltzer & Check, LLP
280 King of Prussia Road
Radnor, PA 19087

Counsel for Big Lots
James D. Abrams
Arthur F. McMahon, III
Taft Stettinius & Hollister LLP
65 East State Street, Suite 1000
Columbus, OH 43215

Counsel for the SLC
Robert W. Trafford
Porter Wright Morris & Arthur LLP
41 South High Street Suites 2800-3200
Columbus, Ohio 43215-6194

Counsel for the Individual Defendants
William D. Kloss, Jr.
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
P.O. Box 1008
Columbus, Ohio 43216-1008

Michael A. Paskin, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, or any award of attorneys’ fees and expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

VII.	INTERIM INJUNCTION
Pending final determination of whether the Settlement should be approved, no Current Big Lots Stockholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons (defined below) any action or proceeding in any court, tribunal, or jurisdiction asserting any of the Released Claims (defined below).

VIII.	ORDER AND FINAL JUDGMENT OF THE COURT
The Parties will jointly request at the Settlement Hearing that the Court determine and enter Judgment concluding that the Settlement is fair, reasonable, adequate, and in the best interests of Big Lots and it stockholders. The Judgment shall, among other things:
a.    Determine that the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process have been satisfied in connection with the Notice;
b.    Approve the Settlement as fair, reasonable, adequate, and in the best interests of Big Lots and its stockholders;
c.    Dismiss the Action with prejudice on the merits, as against any and all Defendants, without costs except as herein provided, and release the Released Claims; and
d.    Determine any award of attorneys’ fees and reimbursement expenses to Plaintiffs’ Counsel.

IX.	RELEASES
Effective upon the effective date of the Settlement, the Action and the Released Claims will be dismissed with prejudice, on the merits and without costs, except as provided for in the Stipulation, and
a.    the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Released Claims. Upon final approval of the Settlement, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims (as defined herein).
b.    Upon the Effective Date, Defendants and the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, and Plaintiffs’ Counsel from all claims, sanctions, actions, liabilities or damages (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.
c.     “Releasing Persons” means Plaintiffs and all Current Big Lots Stockholders, their corporate families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, insurers, re-insurers, accountants, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.

d.    “Released Persons” means any and all Defendants and any of their families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, insurers, re-insurers, accountants, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.
e.     “Released Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, common or foreign law, that (i) were asserted in the Complaint, or (ii) could have been asserted in any forum derivatively on behalf of the Company, or by the Company directly, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Complaint; provided, however, that the Released Claims shall not include any claims arising out of, based upon, or relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Claims do not include: (i) any direct claims of any Big Lots stockholder, including, without limitation, any claims arising out of, based upon, or relating to the federal or state securities laws, including, without limitation, any of the claims asserted in the Willis Class Action; or (ii) any claims that arise out of, are based upon, or relate to any conduct of the Released Persons after October 31, 2017.
f.     “Unknown Claims” means any rights pursuant to section 1542 of the California Civil Code (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Plaintiffs acknowledge that Plaintiffs, Big Lots’ Current Stockholders, or both may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, as Plaintiffs and derivatively on behalf of Big Lots, to settle and release fully, finally, and forever any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, without regard to the subsequent discovery or existence of such additional or different facts. Plaintiffs acknowledge and Big Lots’ Current Stockholders shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for and is an integral element of the Settlement.

X.	APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES
After all of the material terms of the Settlement were agreed upon, Lead Counsel engaged in mediation with Defendants and the SLC concerning an appropriate award of attorneys’ fees and litigation expenses to be paid to Plaintiffs’ Counsel for the benefits achieved in the Settlement. As part of those discussions, the mediator made a proposal that Lead Counsel be paid One Million, Two-Hundred Fifty Thousand Dollars ($1,250,000.00) (the “Fee and Expense Award”), subject to Court approval, which Lead Counsel accepted and to which Defendants and the SLC agreed not to object. This award is to be paid from (and out of) the Cash Settlement Payment, and Defendants will not oppose such request. This award is not a necessary term of the Stipulation and is not a condition of the Settlement embodied therein, and the failure of the Court to approve any requested attorneys’ fees and expenses, in whole or in part, shall have no effect on the Settlement.

Except as expressly provided in the Stipulation, the Parties shall bear their own fees, costs and expenses, and no Party shall assert any claim for expenses, costs and fees against any other Party.

XI.	SCOPE OF THIS NOTICE
This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims and defenses which have been asserted by the Parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, Current Big Lots Stockholders are referred to the documents filed with the Court. You or your attorney may examine the court files during regular business hours of each business day at the office of the Clerk of the Court, 85 Marconi Boulevard, Columbus, Ohio 43215.

XII.	FURTHER INFORMATION
Inquiries or comments about the Settlement may be directed to the attention of Lead Counsel:

David L. Wales, Esq.
Bernstein Litowitz Berger & Grossmann LLP
1251 Avenue of the Americas
New York, NY 10020

Robin Winchester, Esq.
Kessler Topaz Meltzer & Check, LLP
280 King of Prussia Road
Radnor, PA 19087

Form and substance approved by Court Order
dated April 6, 2018